                                                                     EXHIBIT 4.3

                        *[FORM OF FACE OF EXCHANGE NOTE]

                     11% SENIOR SUBORDINATED NOTES DUE 2012

No.                                                             $
   ---------------                                               ---------------

                                                            CUSIP No. __________


         Giant Industries, Inc., a Delaware corporation, promises to pay to _________________ or registered assigns the principal sum of ________________ Dollars on May 15, 2012.

         Interest Payment Dates: May 15 and November 15, commencing November 15, 2002

         Record Dates: May 1 and November 1

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


----------------------
* If the Note is to be issued in global form, add the Global Notes Legend from Exhibit A and the attachment to Exhibit A captioned "[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE."

            In Witness Whereof, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                       GIANT INDUSTRIES, INC.


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

                                       By:
                                          ------------------------------
                                          Name:
                                          Title:
Dated:_________________________

Certificate of Authentication:

The Bank of New York, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
   --------------------------------------
      Authorized Signatory

                                [REVERSE OF NOTE]

                             GIANT INDUSTRIES, INC.

                     11% SENIOR SUBORDINATED NOTES DUE 2012

         1. Interest. Giant Industries, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11% per annum from May 14, 2002 until maturity. The Company will pay interest semiannually on May 15 and November 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from May 14, 2002; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 15, 2002. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes to the persons who are registered holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are cancelled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address.

         3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         4. Indenture. The Company issued the Notes under an Indenture, dated as of May 14, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Indenture pursuant to which the Notes are issued provides that an unlimited aggregate principal amount of Notes may be issued thereunder.

         5. Ranking and Guarantees. The Notes are general senior subordinated unsecured obligations of the Company. The Company's obligation to pay principal, premium, if any, and interest with respect to the Notes is unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. Certain limitations to the obligations of the Subsidiary Guarantors are set forth in further detail in the Indenture.

         6. Optional Redemption. At any time on or after May 15, 2007, the Company may, at its option, redeem all or any portion of the Notes at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning May 15 of the years indicated below:

                  Year                                  Percentage
                  ----                                  ----------
                  2007                                    105.500%
                  2008                                    103.667%
                  2009                                    101.833%
                  2010 and thereafter                     100.000%

         In addition, at any time prior to May 15, 2007, the Company may redeem all or part of the Notes upon not less than 30 days nor more than 60 days' notice at a redemption price equal to the sum of (i) the principal amount thereof, (ii) accrued and unpaid interest, if any, to the applicable date of redemption, and (iii) the Make-Whole Premium.

         At any time and from time to time on or prior to May 15, 2005, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally issued with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 111%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate initial principal amount of the Notes must remain outstanding after each such redemption. In order to effect the foregoing redemption, the Company must mail notice of redemption in accordance with the terms of the Indenture no later than 60 days after the related Public Equity Offering.

         7. Notice of Redemption. Notice of redemption will be mailed to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. If less than all Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in multiples of $1,000 pro rata, by lot or by any other method that the Trustee considers fair and appropriate; provided that if the Notes are listed on any securities exchange, that such method complies with the requirements of such exchange. Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption (unless the Company shall default in the payment of the redemption price or accrued interest).

         8. Change of Control. In the event of a Change of Control of the Company, the Company shall be required to make an offer to purchase each Holder's Notes, at 101% of the principal amount thereof, plus accrued interest to the Change of Control Payment Date.

         9. Net Proceeds Offer. In the event of certain Asset Sales, the Company may be required to make a Net Proceeds Offer to purchase pro rata or by lot all or any portion of each Holder's Notes, at 100% of the principal amount of the Notes plus accrued interest to the Net Proceeds Payment Date.

         10. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, and the ability of the Company and its Restricted Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of Capital Stock, to incur additional Indebtedness or incur encumbrances against certain property and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

         11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption. Also, it need not transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

         12. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Company, any Subsidiary Guarantor, the Trustee nor any Agent shall be affected by notice to the contrary.

         13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         14. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes. In addition, any amendment to, or waiver of, the provisions of this Indenture relating to subordination that adversely affects the rights of the holders of the Notes will require the consent of the holders of at least 75% in aggregate principal amount of Notes then outstanding. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or to provide for uncertificated Notes in addition to certificated Notes or to make any change that does not adversely affect the rights of any Holder.

         15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

         16. Defaults and Remedies. An event of default generally is: default by the Company or any Subsidiary Guarantor for 30 days in payment of interest on the Notes; default by the Company or any Subsidiary Guarantor in payment of principal of or premium, if any, on the Notes; default by the Company or any Subsidiary Guarantor in the deposit of any optional redemption payment when due and payable; failure to pay at maturity or defaults resulting in acceleration prior to maturity of certain other Indebtedness; failure by the Company or any Subsidiary Guarantor for 60 days after notice to comply with any of its other agreements in the Indenture; certain final judgments against the Company or Subsidiaries; a failure of any Guarantee of a Subsidiary Guarantor to be in full force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity and security satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

         17. Trustee Dealings with Company and Subsidiary Guarantors. The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

         18. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee, shall not have any liability for any obligations of the Company, any Subsidiary Guarantor or the Trustee, under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         19. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

         20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Giant Industries, Inc., 23733 North Scottsdale Road, Scottsdale, Arizona 85255, Attention: Treasurer.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint                           as agent to transfer this Note
                       --------------------------
on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Your Signature:
               -----------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Your Name:
          ----------------------------------------------------------------------

Date:
     ----------------------------

Signature Guarantee:
                    ------------------------------------------------------------

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, check the box: [ ]

         If you want to have only part of this Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount (in integral multiples of $1,000):

$
 ---------------------

Date:                                Signature:
     --------------------                      ---------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Name:
     ---------------------------------------------------------------------------

Signature Guarantee:
                    ------------------------------------------------------------

                            FORM OF NOTATION ON NOTE
                              RELATING TO GUARANTEE

         The Subsidiary Guarantors (as defined in the Indenture), jointly and severally, have unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest on the Notes, and all other amounts due and payable under the Indenture and the Notes by the Company, whether at maturity, acceleration, redemption, repurchase or otherwise, including, without limitation, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful.

         The obligations of the Subsidiary Guarantors pursuant to the Guarantee are subject to the terms and limitations set forth in Articles Eleven and Twelve of the Indenture, and reference is made thereto for the precise terms of the Guarantee.

                                    SUBSIDIARY GUARANTORS

                                    Giant Industries Arizona, Inc.,
                                       an Arizona corporation



Attest:                             By:
       ------------------------        --------------------------------------
                                         Name:
                                         Title:


                                    Ciniza Production Company,
                                       a New Mexico corporation



Attest:                             By:
       ------------------------        --------------------------------------
                                         Name:
                                         Title:


                                    Giant Stop-N-Go of New Mexico, Inc.,
                                       a New Mexico corporation



Attest:                             By:
       ------------------------        --------------------------------------
                                         Name:
                                         Title:


                                    Giant Four Corners, Inc.,
                                       an Arizona corporation



Attest:                             By:
       ------------------------        --------------------------------------
                                         Name:
                                         Title:

                                    Ciniza Production Company,
                                       a New Mexico corporation



Attest:                             By:
       ------------------------        --------------------------------------
                                         Name:
                                         Title:


                                    Giant Stop-N-Go of New Mexico, Inc.,
                                       a New Mexico corporation



Attest:                             By:
       ------------------------        --------------------------------------
                                         Name:
                                         Title:


                                    Giant Four Corners, Inc.,
                                       an Arizona corporation



Attest:                             By:
       ------------------------        --------------------------------------
                                         Name:
                                         Title:


                                    Phoenix Fuel Co., Inc.,
                                       an Arizona corporation



Attest:                                  By:
       ------------------------             ---------------------------------
                                         Name:
                                         Title:


                                    San Juan Refining Company,
                                       a New Mexico corporation



Attest:                                  By:
       ------------------------             ---------------------------------
                                         Name:
                                         Title:

                                    Giant Mid-Continent, Inc.,
                                       an Arizona corporation



Attest:                                  By:
       ------------------------             ---------------------------------
                                         Name:
                                         Title:



                                    Giant Pipeline Company,
                                       a New Mexico corporation



Attest:                                  By:
       ------------------------             ---------------------------------
                                         Name:
                                         Title:



                                    DeGuelle Oil Company,
                                       a Colorado corporation



Attest:                                  By:
       ------------------------             ---------------------------------
                                         Name:
                                         Title:



                                    Giant Yorktown, Inc.,
                                       a Delaware corporation



Attest:                                  By:
       ------------------------             ---------------------------------
                                         Name:
                                         Title:



                                    Giant Yorktown Holding Company,
                                       a Delaware corporation



Attest:                                  By:
       ------------------------             ---------------------------------
                                         Name:
                                         Title: